Exhibit 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES



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

                                                   Nine Months
                                                      Ended
                                               September 30, 1999
                                               ------------------
                                             (Dollars in thousands)
EARNINGS
   Income from Continuing Operations before
     income taxes                                  $ 480,333
      Add (Deduct):
        Minority Share of Cellular Losses                (31)
        Earnings on Equity Method                    (24,530)
        Distributions from Minority Subsidiaries      18,475
                                                   ---------
                                                   $ 474,247

      Add fixed charges:
        Consolidated interest expense                 27,503
        Deferred debt expense                            613
        Interest Portion (1/3) of Consolidated
          Rent Expense                                 6,057
                                                   ---------
                                                   $ 508,420
                                                   =========
FIXED CHARGES
   Consolidated interest expense                      27,503
   Deferred debt expense                                 613
   Interest Portion (1/3) of Consolidated
      Rent Expense                                     6,057
                                                   ---------
                                                   $  34,173
                                                   =========

RATIO OF EARNINGS TO FIXED CHARGES                     14.88
                                                   =========

   Tax-Effected Preferred Dividends                $     120
   Fixed Charges                                      34,173
                                                   ---------
      Fixed Charges and Preferred Dividends        $  34,293
                                                   =========

RATIO OF EARNINGS TO FIXED CHARGES
   AND PREFERRED DIVIDENDS                             14.83
                                                   =========
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